UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 20, 2007
                                -----------------


                     INTEGRATED MANAGEMENT INFORMATION, INC.
               --------- ----------------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                    333-133634                43-1802805
----------------------------      ----------------      ------------------------
(State or other jurisdiction       (Commission                (IRS Employer
  of incorporation)                 file number)        Identification Number)


                221 Wilcox, Suite A, Castle Rock, Colorado 80104
            -------------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                  303-895-3002
            -------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
                      ---------------------------------
         (Former name and former address, if changed since last report)

Item 3.02         Unregistered Sale of Equity Securities

         On February 20, 2007, the Company completed the sale of 555,556 shares of its common stock at $0.45 per shares, netting a total of $250,000. These shares were sold to one individual pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The proceeds from the sale of the shares will be used for general working capital purposes.

Item 7.           Regulation FD Disclosure

         On Tuesday, February 20, 2007, the Company held a webcast reporting the forth quarter and the year-ended December 31, 2006 financial results.

Item 9.01         Financial Statements and Exhibits

         (c) 99.1 Transcript of Webcast dated February 20, 2007

     Integrated Management Information, Inc. (IMI Global)
2006 Fourth Quarter and Year End Conference Call Script
Call date: Tuesday, February 20, 2007
Call time: 2:15 p.m. Mountain

Jay Pfeiffer

Good afternoon and welcome to IMI Global's fourth quarter and year-end earnings call. I'm Jay Pfeiffer, a principal with Pfeiffer High Investor Relations. I have been retained by IMI Global to assist the Company with its investor relations requirements. My role includes helping the Company build professional investor communications processes and helping raise awareness for IMI Global in the investment community.


Certain statements during this conference call will constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the private securities litigation reform act of 1995. The words "forecast," "estimate," "plan," "anticipate" "project,"
"intend," "expect," "should," "would," "believe," "bodes well," and similar expressions and all statements that are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from future results, performance
(financial or operating), or achievements expressed or implied by forward-looking statements. For more details, please refer to the Risk Factors in our SEC filings. During this presentation both John Saunders and Mark McGregor will be rounding when discussing financial results.

I will now turn the call over to John Saunders, president and CEO of IMI Global. John...

John Saunders
Good afternoon. Once again I'd like to welcome all of you to our call.

As anticipated, IMI Global finished the year strong, reporting record fourth quarter and full year revenue. From both an operating and financial standpoint, we achieved virtually all of the goals we set forth for the Company at the beginning of 2006. For example:

o Fourth quarter revenue increased nearly 15% to $460,000, and our revenue increased in each successive quarter during the year.

o    Full year revenue increased nearly 61% to $1.5 million.

o Gross margins - in real dollars and as a percentage of revenue - were up in both Q4 and the full year.

o These results were attributable to strong growth from each of our three revenue streams - verification services, advertising revenue, and product sales.

o We carried our strong momentum into 2007 and expect our positive financial trends to continue.

Now let me provide you with a brief overview of our highlights:

Verification and Identification Services
Historically our core business segment, Verification and Identification services was our largest revenue generator in 2006, growing 21% to $855,000. Our USVerified solutions are now used by more than 1,500 ranchers, 100 major feed yards, and three of America's largest meat packers. And with only a fraction of all ranchers currently using verification and ID services, we have barely scratched the surface of our growth potential there. The USVerified brand is growing in prominence and stature throughout the cattle industry. It is fast becoming synonymous with building consumer confidence in meat products - both domestically and abroad - and helping cattle producers achieve premium prices for their cattle at auction. Our USVerified process is easy to adopt and comply with. Its value proposition is compelling for our customers, and that accounts for our success in steadily building our customer base.

Earlier this month we announced an important new channel partner for our USVerified solution - the Farmers & Ranchers Livestock Commission, which is the largest live sale barn in the state of Kansas with approximately 200,000 cattle auctioned annually. Based on USDA listings, ours is the first independent QSA program for source and age verification at a sale barn. Farmers & Ranchers is now offering our service to those producers who have not yet adopted a verification solution, and they reported to us that the first consignment of source and age verified cattle that passed through the barn garnered premiums of $3 to $5 per hundredweight. Moving forward, we hope to add additional channel partners as a means of more quickly expanding our user base for USVerified.

Another important development in 2006 was the USDA approval of our Non-Hormone Treated Cattle umbrella program that allows U.S. beef to qualify for export to the European Union, which has essentially been closed to American beef since 1989. We think use of our umbrella program will grow steadily as producers seek to re-enter the lucrative EU market. Our program has received strong reviews from producers, meat packers and, importantly, a solid endorsement by the U.S. Meat Export Federation. This umbrella program is another key addition to our verification portfolio and underscores our reputation for innovation and leadership in this space. With that in mind, I should note that more recently, on February 6, IMI Global executives were selectively included in a discussion on current animal ID and traceability programs that included USDA Undersecretary for Marketing and Regulatory Programs Bruce Knight as well as other industry representatives, including U.S. Meat Export Federation CEO Phil Seng. Our role in this forum demonstrates that IMI Global and its staff are recognized as leaders in animal identification and verification solutions. I want to emphasize that Undersecretary Knight is keenly focused on advancing voluntary animal identification and marketing programs as opposed to mandatory programs. As a result, we are uniquely positioned in the competitive landscape because we have been focused all along on voluntary versus mandatory compliance. We believe this fact gives us an edge and bodes well for the Company and its shareholders.

One final note on USVerified: Due to the growing prominence in the industry of our verification solutions, we have had multiple inquiries from meat packers and retailers who are interested in displaying the USVerified logo as a seal of approval alongside the USDA seal in order to enhance the marketability of meat products. This type of arrangement offers tremendous leverage for our brand - and an attractive incremental revenue opportunity - with virtually no incremental costs. The arrangement, if concluded, will NOT be exclusive, meaning that our brand is available to many other producers of consumer meat products for similar use.

Now let me turn my attention to CattleStore and Other Product Sales. Total product sales in 2006 grew by 186% to $445,000 from $156,000 in 2005. Livestock identification tags, which are sold in conjunction with our USVerified solutions, comprised $290,000 of that total, up 118% from a year ago, while CattleStore, our fast-growing online source of cattle-related products, comprised $156,000 of the total, up 579% from 2005.

We expect ID Tag sales to steadily increase in line with growth of our USVerified customer base. That's a pretty steady, straightforward business for us. On the CattleStore side of the equation we have pretty good prospects for accelerated growth. With the growing popularity of online shopping and a target customer base that is highly knowledgeable - meaning they don't generally need to browse the isles of a conventional store to make purchase decisions - we think CattleStore will continue to grow.

Finally, I'll address CattleNetwork, our popular online source of news and information on the global cattle industry. 2006 was a banner year for CattleNetwork, with strong growth in revenue and all traffic categories.
Specifically:

o        Advertising revenue grew 146% to $239,700 from $97,500 in 2005.
o We added a number of prominent new advertisers during the year and now have more than 20 regular sponsors. o In 2006 we had more than 1.2 million unique visitors, which more than doubled the 2005 total. o Page views more than tripled to 18.1 million in 06 o And visit duration grew to 25 minutes from a little over 18 minutes last year.

In summary, the growth and sheer volume of traffic on CattleNetwork has been sensational. We currently have more than $35,000 in monthly recurring revenue, which translates into 75% growth over 2006 on a going forward basis. Our goal, of course, is to continue to grow as advertisers recognize the advantages of marketing their products and services to a large, captive audience of qualified consumers.

With that, I'm going to turn the call over to Mark McGregor, our CFO, for a quick review of key financial results. Please stick around because I'll be back online in a minute or two to provide some closing comments on our stock price performance.

Mark McGregor
Thank you, John. Good afternoon everyone. We appreciate you taking time out of your day to listen in. Before I review the financial results, I would like to comment on our approach to communications, especially considering our transition to a public company and the SEC regulations governing communications, specifically Regulation FD (Full Disclosure). IMI Global takes its communications responsibility very seriously and has made an effort to steadily release fresh, relevant news and information as it becomes available. We have issued news releases on financial results, revenue stream breakouts, new product/service introductions, new channel partners, capital formation, and shareholder letters. We constantly update our web site - imiglobal.com - with this information. And, as a fully reporting public company, we file quarterly 10Qs and annual 10ks, which are excellent, comprehensive sources of information. Perhaps the best way to stay abreast of IMI news is by participating in these conference calls. Not only can you hear first hand from executive management, but it's a good opportunity for you to ask questions on subjects that we may not have addressed in our prepared remarks. As a reminder, these calls are archived on our web site so if you can't listen to the "live call", you can always listen to a replay. As always, you can contact John Saunders, Jay Pfeiffer or me to clarify published information. Remember, we cannot selectively reveal "new" news due to Regulation FD. Additionally, as we stated in our Q3 call, for the time being, we do not plan on providing specific financial guidance or projections. In conclusion, our goal is to keep our shareholders and the investment community fully informed about IMI Global activities and accomplishments. Now for some comments on the financials.

As John said, both our fourth quarter and year-end financial results were solid. For the fourth quarter, revenue increased 15% to $460,000 from $400,000 in Q4 a year ago. Gross profit in the quarter increased to $227,000, up sequentially from $173,000 in the third quarter and up also from $167,000 in Q4 last year.

We had a sharp increase in SG&A expense - to $665,000 from $377,000 - as we geared up for actual and anticipated growth. Keep in mind that the $288,000 increase included $170,000 in non-cash stock-based compensation charges as well as significant costs supporting going-public activities.

Our net loss in the fourth quarter was $442,000, or 2 cents per share, versus a net loss of $214,000, or 1 cent per share, in the same quarter last year.

Revenue for the full 12 months grew to $1.5 million, up 61% from just under $1.0 million in 2005. All three revenue streams grew during the year, and of course we had a full 12 months of contribution from our online businesses, which were acquired in May of 2005.

Gross margin grew by 79% in 2006 and the gross margin percentage increased to 49.3% from 44.2%. SG&A expense grew by 63% to $2.3 million, reflecting investments in our USVerified and online businesses and higher expenses related to going-public activities and non-cash share-based compensation expense of $353,000 for the year versus just $30,000 in that category in 2005. Our full year net loss was $1.6 million, or 8 cents per share, versus $1.0 million, or 4 cents per share, in 2005.

Finally, during the fourth quarter we strengthened our balance sheet by raising more than $570,000 in a private placement of common stock at an average of $0.63 per share.

With that, I'll turn it back over to John Saunders.  John...

John Saunders
Thanks, Mark. I'd like to close our prepared remarks by commenting on the performance of our stock.

Clearly, we are not pleased by the way our stock has traded since we went public. I want to say emphatically that we do not believe our current share price accurately reflects the real value of this company. We do not believe we are seeing proper value for a company that is growing rapidly, offers a blend of products and services unique in our industry, and has a compelling dot.com component that is performing above and beyond even our expectations.

Yes, there are mitigating circumstances. One, we went public without the benefit of brokerage and analyst support and so we are tasked with building a following in the investment community from scratch. We are taking steps to do that. Two, we went public with very limited financial resources, but since that time we have successfully raised $570,000 in permanent capital. And three, quite frankly, we experienced more shareholders selling their shares immediately following commencement of trading than we had expected. This, of course, is beyond our control; shareholders are free to sell their shares at any time. However, the buying demand when we commenced trading simply was not enough to offset the selling pressure. By the way, I want to note that executive management has not sold a single share since public trading began.

At this point all that is water under the bridge. We are looking forward, and our ultimate objective is to raise shareholder value. As the Company's largest shareholder, I can assure you I am very focused on that task. We intend to do that by continuing to manage our business for aggressive growth - enhanced sales and marketing efforts, new product and service introductions - while focusing carefully on steady improvement of the bottom line. We understand that transitioning to profitability is an important part of the equation and we have a plan to accomplish that. With a unique product mix, growing customer base, increasing revenue and a path to profitability, I am confident in our prospects for success over the long term.

Thank you for participating today. Again, I want to encourage you to ask questions if you feel we have not addressed a particular subject of interest to you.

Operator, you may now open the call to questions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTEGRATED MANAGEMENT INFORMATION, INC.

Dated: February 26, 2007
                                 By: /s/ John Saunders
                                   -------------------------
                                     John Saunders
                                     President